Exhibit 10.5

[Form of Letter Agreement for Administrative Services]

OPEN ACQUISITION CORP.
70 East Sunrise Highway, Suite 411
Valley Stream, New York  11581

____________, 2008

Open Acq LLC
65 East 55th Street, 2nd Floor
New York, New York 10022

Gentlemen:

This letter sets forth the agreement (the “Agreement”) between Open Acquisition Corp., a Delaware corporation (the “Company”), and Open Acq LLC, a Delaware limited liability company, in connection with the services to be provided by Open Acq LLC. The Company expects to complete an offering of units (the “Offering”) to be listed on the American Stock Exchange. This letter will confirm our agreement that, commencing on the closing of the initial public offering of the securities of the company (the “Closing Date”) pursuant to a registration statement on Form S-1, File No. 333-148921 (the “Registration Statement”) relating to the Offering and continuing until the earlier of the consummation by the Company of a Business Combination or the Company’s liquidation (the “Termination Date”), Open Acq LLC shall:

(i)           provide administrative services as may be required by the Company from time to time, including the administration of the Company’s day-to-day activities;

(ii)          provide office space to the Company at 70 East Sunrise Highway, Suite 411,  Valley Stream, New York  11581, for use by the Company’s employees and service providers for purposes of conducting the Company’s business;

(iii)         perform accounting and comptroller-related services for the Company, including correspondence with the Company’s auditors;

(iv)         make available the services of Howard M. Lorber and Michael S. Liebowitz; and

(v)          provide investment advisory services to the Company, including, without limitation:

(a)           financial advice and services in connection with the direct or indirect acquisition or disposition by the Company of the assets or operations of any business or entity, whether by purchase or sale of stock or assets, merger or consolidation, or otherwise;

(b)           financial advice and services in connection with public or private equity and debt financing;

(c)           financial advice and services, including assistance with respect to matters such as cash management, treasury and financial controls;

(d)          corporate planning and corporate development advice and services;

(e)           strategic planning, including with respect to acquisitions;

(f)            public relations and press relations advice and services; and

(g)           such other advice and services necessitated by the ordinary course of the Company’s business, as the Company may reasonably request from time to time.

In exchange therefor, the Company shall pay Open Acq LLC the sum of $7,500 per month, commencing on the Closing Date and continuing on each one-month anniversary thereafter until the Termination Date. In addition, the Company undertakes to reimburse Open Acq LLC, monthly in arrears, all out-of-pocket expenses incurred by Open Acq LLC in performing the services under this Agreement. Such reimbursement payments shall not exceed $7,500 per month.

Open Acq LLC acknowledges that it has read the Registration Statement and understands that the Company has established a trust account (the “Trust Account”) with the net proceeds of the Offering and the insider private placement of insider warrants for the benefit of the public stockholders and that the Company may disburse monies from the Trust Account only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company (as Described in the Registration Statement) or (ii) to the Company after it consummates a business combination as described in the Registration Statement. For and in consideration of the Company agreeing to this agreement, Open Acq LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and will not seek recourse against the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

[Signature page follows]

Very truly yours,

OPEN ACQUISITION CORP.

By:
Name: Michael S. Liebowitz
Title: President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

OPEN ACQ LLC

By:
Name: Howard M. Lorber
Title: Authorized Person